UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

ROSETTA RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	43-2083519
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

717 Texas, Suite 2800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act Registration Statement File Number to which this Form Relates:    333-128888.

Securities to be registered pursuant to Section 12(b) of the Act:

None.

(Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share.

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Rosetta Resources Inc. is set forth under the caption “Description of Capital Stock—Common Stock” in Rosetta Resources’ Registration Statement on Form S-1 (File No. 333-128888) filed with the Securities and Exchange Commission on October 7, 2005, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1993 (the “Form S-1 Registration Statement”), which description is incorporated in this Item 1 by reference.

Item 2.	Exhibits.

1.	Certificate of Incorporation of Rosetta Resources Inc. (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

2.	Bylaws of Rosetta Resources Inc. (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement)

3.	Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to the Form S-1 Registration Statement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROSETTA RESOURCES INC.

By:	/s/ Michael J. Rosinski

Michael J. Rosinski
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Date: February 9, 2006